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                                JOINT FILING AGREEMENT

    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $.01 per share of WHG Resorts and Casinos, Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: September 12, 1997

                             WAVELAND PARTNERS, L.P.
                             By: Waveland Capital Management, L.P.
                                 Its: General Partner
                                 By: Clincher Capital Corporation
                                     Its: General Partner

                                     By: /s/ David S. Richter
                                         ----------------------------
                                         David S. Richter, President

                             WAVELAND CAPITAL MANAGEMENT, L.P.
                             By: Clincher Capital Corporation
                                 Its: General Partner

                                 By: /s/ David S. Richter
                                     --------------------------------
                                     David S. Richter, President

                             CLINCHER CAPITAL CORPORATION


                              By: /s/ David S. Richter
                                  ----------------------------------
                                  David S. Richter, President